EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-78075, 333-61617, 333-42890 and 333-42976 of US LEC Corp. on Form S-8 and in Registration Statement No. 333-111536 on Form S-3, of our report dated March 22, 2004, appearing in the Annual Report on Form 10-K of US LEC Corp. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

March 23, 2004